Exhibit 99.1

EVERCORE PARTNERS REPORTS FULL YEAR AND FOURTH

QUARTER 2008 RESULTS

Highlights

•	Full year Adjusted Pro Forma Net Revenues of $197.2 million and fourth quarter Adjusted Pro Forma Net Revenues of $35.1 million

•	Advised Wyeth on $68 billion transaction with Pfizer

•	Record number of fee paying Advisory clients

•	Enhanced franchise by hiring six new senior managing directors (through mid-January 2009), five in Advisory and one in Investment Management; total now 45

•	Evercore Mexico had a record year; alliances strengthened in Japan and formed in Brazil

•	Augmented the Investment Management business by launching Evercore Wealth Management, raising Evercore Mexico Capital Partners II and adding a Core Equity team to Evercore Asset Management

•	Reduced non-compensation expenses in 2008 by more than $12 million, compared to 2007

•	Raised $120 million of strategic growth capital from the issuance to Mizuho Corporate Bank of 5.20% twelve-year senior notes and warrants

•	Record year-end liquidity position; maintains quarterly dividend of $0.12

NEW YORK, February 5, 2009 – Evercore Partners Inc. (NYSE: EVR) today announced that its Adjusted Pro Forma Net Revenues were $197.2 million for the twelve months ended December 31, 2008, compared to Adjusted Pro Forma Net Revenues of $321.6 million for twelve months ended December 31, 2007. Adjusted Pro Forma Net Income was $4.0 million or $0.12 per share for the twelve months ended December 31, 2008, compared to Adjusted Pro Forma Net Income of $51.4 million or $1.56 per share for the twelve months ended December 31, 2007. U.S. GAAP Net Revenues were $194.7 million for the twelve months ended December 31, 2008, compared to U.S. GAAP Net Revenues of $321.6 million for the twelve months ended December 31, 2007. U.S. GAAP Net Loss was $(4.7) million or $(0.36) per share for the twelve months ended December 31, 2008, compared to a U.S. GAAP Net Loss of $(34.5) million or $(3.38) per share for the twelve months ended December 31, 2007.

Evercore’s fourth quarter 2008 Adjusted Pro Forma Net Revenues were $35.1 million compared to $93.8 million for the fourth quarter of 2007, the Firm’s highest revenue quarter ever. The Adjusted Pro Forma Net Loss in the fourth quarter of 2008 was $(8.5) million or $(0.25) per share compared to Adjusted Pro Forma Net Income of $9.3 million or $0.28 per share for the fourth quarter of 2007. U.S. GAAP Net Revenues for the fourth quarter of 2008 were $33.2 million compared to U.S. GAAP Net Revenues of $93.8 million for the fourth quarter of 2007. The fourth quarter 2008 U.S. GAAP Net Loss was $(5.3) million or $(0.39) per share, compared to Net Income of $3.1 million or $0.25 per share for the fourth quarter of 2007.

Evercore’s quarterly results may fluctuate significantly due to the timing and amount of advisory fees earned, as well as gains or losses relating to the Firm’s Investment Management business and other factors. Accordingly, financial results in any particular quarter may not be representative of future results over a longer period of time.

“This is the most challenging financial market environment in my lifetime,” said Roger Altman, Chairman and Chief Executive Officer of Evercore Partners. “Nevertheless, we are not pleased with these results and will continue to reduce costs and to increase the revenue capacity of the Firm. In a sense, these results are ironic. The global merger and acquisitions environment deteriorated sharply and our earnings fell sharply. But, from a long-term perspective, the Firm accomplished more in 2008 than in any recent year.”

In the discussion below of Evercore and the business segments, information is presented on an adjusted pro forma basis which is a non-generally accepted accounting principles (“non-GAAP”) measure and is unaudited. Adjusted pro forma results begin with information prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) adjusted to exclude certain items. For more information about the adjusted pro forma basis of reporting used by management to evaluate the performance of Evercore and each line of business, including reconciliations of U.S. GAAP results to an adjusted pro forma basis, see pages A-1 through A-10 included in Annex I. These adjusted pro forma amounts are allocated to the Company’s two business segments: Advisory and Investment Management.

Consolidated Adjusted Pro Forma Results

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2008	2007	% Change	2008	2007	% Change
	(dollars in thousands)
Net Revenues	$35,120	$93,792	(63)%	$197,209	$321,599	(39)%

Expenses:
Employee Compensation and Benefits	34,585	59,940	(42)%	139,211	173,333	(20)%
Non-compensation Costs	12,971	18,309	(29)%	49,628	62,169	(20)%

Total Expenses	47,556	78,249	(39)%	188,839	235,502	(20)%

Adjusted Pro Forma Operating Income (Loss)	(12,436)	15,543	NM	8,370	86,097	(90)%
Interest Expense on Long-term Debt (1)	1,884	—	NM	2,554	—	NM

Adjusted Pro Forma Pre-Tax Income (Loss)	(14,320)	15,543	NM	5,816	86,097	(93)%
Provision (Benefit) for Income Taxes	(5,831)	6,256	NM	1,768	34,654	(95)%

Adjusted Pro Forma Net Income (Loss)	$(8,489)	$9,287	NM	$4,048	$51,443	(92)%

Adjusted Pro Forma EPS	$(0.25)	$0.28	NM	$0.12	$1.56	(92)%

(1)	Interest Expense on Long-term Debt represents interest expense on the Senior Notes.

A discussion of Net Revenues and Employee Compensation and Benefits expense is presented below for the Advisory and Investment Management segments. Non-compensation expenses were reduced by more than $12 million in 2008 when compared to 2007, as the Company achieved objectives in improving the efficiency and effectiveness of its operations. We continue to evaluate and implement additional cost control measures.

Business Line Reporting

Advisory

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2008	2007	% Change	2008	2007	% Change
	(dollars in thousands)
Net Revenues:
Advisory	$31,738	$87,824	(64)%	$181,608	$295,751	(39)%
Other Revenue, net	2,440	728	235%	5,020	3,959	27%

Net Revenues	34,178	88,552	(61)%	186,628	299,710	(38)%

Expenses:
Employee Compensation and Benefits	26,030	48,446	(46)%	116,433	147,077	(21)%
Non-compensation Costs	10,698	13,513	(21)%	40,664	46,127	(12)%

Total Expenses	36,728	61,959	(41)%	157,097	193,204	(19)%

Adjusted Pro Forma Pre-Tax Income (Loss)	$(2,550)	$26,593	NM	$29,531	$106,506	(72)%

Revenues

Advisory revenue was $181.6 million for the twelve months ended December 31, 2008, compared to $295.8 million for the twelve months ended December 31, 2007, a decline of 39%. This compares to a decline of 31% in the dollar value of global completed M&A transactions and a decline of 46% in the dollar value of U.S. completed M&A transactions in 2008. The corresponding dollar value of declines in transactions greater than $1 billion was 33% and 50%, respectively. Advisory revenue was $31.7 million for the quarter ended December 31, 2008, compared to $87.8 million for the fourth quarter of 2007, which was the highest revenue quarter in Evercore’s history.

Revenues from restructuring assignments continue to increase. Evercore has been retained as the advisor to LyondellBasell, Sirius XM Radio, and GM, including Delphi and a variety of other issues. Evercore has also been retained on other notable assignments, some of which are not publicly disclosed. The growth in restructuring advisory engagements has partially offset a decline in M&A activity.

In addition to the recently announced transaction where we advised Wyeth on its $68 billion transaction with Pfizer, Evercore advised on a number of significant transactions in 2008, including, among others:

•	The Special Committee of Time Warner Cable on its separation from Time Warner

•	Electronic Data Systems on its sale to Hewlett-Packard

•	Centennial Communications on its sale to AT&T

•	Bright Horizons Family Solutions on its sale to an affiliate of Bain Capital

•	Performance Food Group on its sale to an affiliate of The Blackstone Group and Wellspring Capital Management

•	De Ruiter Seeds Group BV on its sale to Monsanto Company

•	Creditex Group on its sale to IntercontinentalExchange

•	Silver Lake on the sale of a minority interest to CalPERS

•	ISE on its merger of the ISE Stock Exchange with, and acquisition of a minority stake in, DirectEdge

•	EADS and Airbus on the disposal of their Laupheim based aircraft interiors business to the Diehl/Thales joint venture

The $68 billion Pfizer/Wyeth transaction is the largest U.S. transaction since Evercore advised AT&T on its $89 billion acquisition of BellSouth. The $42 billion separation of Time Warner Cable from Time Warner was the 4th largest transaction of 2008 and the $14 billion sale of EDS to Hewlett-Packard was the largest technology transaction of 2008.

Evercore earned advisory revenues from a record number of clients in 2008 compared to 2007. Of these clients, 50 paid Evercore fees of $1 million or more in 2008 compared to 55 clients in 2007. Advisory revenues derived from clients located in the U.S. represented approximately 73% and 75% of Advisory revenues for the fourth quarter and twelve months ended December 31, 2008, respectively, compared to 82% and 78% for the fourth quarter and twelve months ended December 31, 2007, respectively.

Evercore is pleased to have announced the addition of Robert Gillespie, former Vice Chairman of Investment Banking and Joint Global Head of Investment Banking at UBS, to the Firm’s M&A team in the U.K. increasing the number of Senior Managing Directors globally to 45. We hired five additional advisory partners in 2008. Two of these partner hires were part of the build-out of our restructuring business, which is experiencing significant growth.

Expenses

Compensation costs for the Advisory segment for the fourth quarter and twelve months ended December 31, 2008, declined by $22.4 million and $30.6 million, respectively, despite banker headcount increasing by 26 people from December 31, 2007. This increase in banker headcount reflects Evercore’s decision to strategically grow its Advisory business during this downturn, particularly its efforts to globalize and to continue to build its restructuring group. For the twelve months ended December 31, 2008, Evercore’s Advisory compensation ratio was 62%. Excluding the stock compensation costs related to Advisory senior managing directors hired in 2007 and 2008, the ratio would have been 53%.

Non-compensation costs for the fourth quarter and twelve months ended December 31, 2008, declined in the aggregate by $2.8 million and $5.5 million, respectively, achieving Evercore’s planned cost reduction objectives for 2008.

Investment Management

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2008	2007	% Change	2008	2007	% Change
	(dollars in thousands)
Net Revenues:
Private Equity	$1,960	$5,146	(62)%	$11,202	$20,188	(45)%
Institutional Asset Management	(998)	(799)	(25)%	(1,412)	(30)	NM
Wealth Management	(187)	—	NM	(350)	—	NM
Other Revenue, net (1)	167	893	(81)%	1,141	1,731	(34)%

Net Revenues	942	5,240	(82)%	10,581	21,889	(52)%

Expenses:
Employee Compensation and Benefits	8,555	11,494	(26)%	22,778	26,256	(13)%
Non-compensation Costs	2,273	4,796	(53)%	8,964	16,042	(44)%

Total Expenses	10,828	16,290	(34)%	31,742	42,298	(25)%

Adjusted Pro Forma Operating Income (Loss)	(9,886)	(11,050)	11%	(21,161)	(20,409)	(4)%
Interest Expense on Long-term Debt (1)	1,884	—	NM	2,554	—	NM

Adjusted Pro Forma Pre-Tax Income (Loss)	$(11,770)	$(11,050)	(7)%	$(23,715)	$(20,409)	(16)%

(1)	Other Revenue, net includes interest income and expense on short-term reverse repurchase and repurchase agreements. Interest expense related to the Senior Notes is presented in Interest Expense on Long-term Debt in order to clearly reflect the operating results of the business.

Revenues

Investment Management revenue declined to $0.9 million and $10.6 million for the fourth quarter and twelve months ended December 31, 2008, respectively, compared to Investment Management revenue of $5.2 million and $21.9 million for the fourth quarter and twelve months ended December 31, 2007, respectively. The decline in revenues versus the prior periods reflects the rebuilding of the Private Equity team and the adverse impact that the current market environment has had on the valuations of investments in the private equity funds. Revenues also reflect Evercore’s share of losses incurred during the start-up phases of Evercore Pan Asset Management and HighView Investment Group (“HighView”).

Private Equity

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2008	2007	% Change	2008	2007	% Change
	(dollars in thousands)
Net Revenues:
Management Fees Including Portfolio Company Fees	$2,753	$3,856	(29)%	$9,538	$14,608	(35)%
Realized and Unrealized Gains (Losses) Including Carried Interest	(793)	1,290	NM	1,664	5,580	(70)%

Net Revenues	$1,960	$5,146	(62)%	$11,202	$20,188	(45)%

Private equity revenues for the fourth quarter of 2008 declined primarily as a result of unrealized losses relating to investments in Evercore’s private equity funds in both Mexico and the United States partially offset by gains in Evercore Capital Partners II (“ECP II”) resulting from two successful secondary sale transactions executed in the quarter. These secondary sales provided important liquidity to ECP’s limited partners and were noteworthy transactions in a difficult market. In addition, management fees declined in comparison with the fourth quarter of 2007 as a result of the previously disclosed step-down in fees from ECP II. This decline was offset by increased management fees for Evercore Mexico Capital Partners II, which closed during the fourth quarter of 2008 with $126 million of capital commitments.

Institutional Asset Management

	Three Months Ended December 31,			Twelve Months Ended December 31,
	2008	2007	% Change	2008	2007	% Change
	(dollars in thousands)
Net Revenues:
Management Fees	$265	$559	(53)%	$1,367	$1,166	17%
Realized and Unrealized Gains (Losses) Including Performance Fees	(1,263)	(1,358)	7%	(2,779)	(1,196)	(132)%

Net Revenues	$(998)	$(799)	(25)%	$(1,412)	$(30)	NM

Reported management fees declined at Evercore Mexico’s Protego Casa de Bolsa (“PCB”) due to the depreciation of the Mexican peso. As of December 31, 2008, assets under management at PCB were 8.8 billion Mexican pesos compared to 7.2 billion Mexican pesos as of December 31, 2007.

In the United States, difficult equity markets continued to be a challenge for Evercore Asset Management (“EAM”), resulting in realized and unrealized net losses for the fourth quarter and twelve months ended December 31, 2008 on Evercore’s seed capital investments in EAM products. As of December 31, 2008, EAM’s assets under management declined to $165.7 million from $491.4 million as of December 31, 2007 due to client re-balancing and poor performance. EAM has made progress in building a more diversified product portfolio, and on February 3, 2009, announced the addition of an investment team with a strong investment track record in two core equity products and more than $120 million of assets under management to the EAM platform.

Realized and Unrealized Gains (Losses) Including Performance Fees include Evercore’s share of the losses of HighView.

Wealth Management

On November 18, 2008, the Company launched Evercore Wealth Management, LLC (“EWM”) with the former CEO of U.S. Trust, Jeffrey Maurer, and a team of seasoned portfolio managers and wealth planners.

Wealth Management includes revenues related to EWM and Evercore’s share of the losses of Evercore Pan Asset Management.

Expenses

Investment Management compensation and non-compensation costs of $10.8 million for the fourth quarter of 2008 includes $3.9 million of costs incurred in connection with the continued rebuilding of the Investment Management business, as well as the launch of new businesses. Other costs remain substantially unchanged from the prior quarter. Costs reduced substantially when compared to the fourth quarter of 2007.

Corporate Reporting

Other U.S. GAAP Expenses

Included in the 2008 and 2007 U.S. GAAP results are the following expenses that have been excluded from the adjusted pro forma results:

•

The Company has reflected $4.1 million of charges for the twelve months ended December 31, 2008, as Special Charges in connection with employee severance, accelerated share-based vesting, facilities costs associated with the closing of the Los Angeles office and the write-off of certain capitalized costs associated with fundraising initiatives for ECP III. No additional charges were recognized in the fourth quarter of 2008.

•

The Company has reflected $1.6 million of charges for the fourth quarter and twelve months ended December 31, 2008, as Acquisition and Transition Related Costs for costs incurred in connection with acquisitions currently in process. This charge reflects the change in accounting for deal-related costs required by SFAS No. 141(R) Business Combinations (“SFAS 141(R)”), which was effective January 1, 2009. Evercore has recognized all of the costs in the fourth quarter of 2008 as contemplated by the transition provision of the new accounting standard.

•	The amortization of intangibles associated with the acquisitions of Protego and Braveheart.

•

A $7.5 million expense included in Employee Compensation and Benefits for the twelve months ended December 31, 2008, relating to the first quarter 2008 charge resulting from the issuance of shares as additional deferred consideration pursuant to the Sale and Purchase Agreement associated with the Braveheart acquisition. This was the final payment relating to this acquisition.

•

A $126.0 million expense included in Employee Compensation and Benefits for the twelve months ended December 31, 2007, relating to the vesting of contingently vested Evercore LP partnership units and stock-based awards, as well as a severance agreement recognized in the third quarter of 2007.

Income Taxes

For the twelve months ended December 31, 2008, Evercore’s adjusted pro forma effective tax rate was approximately 30% compared to an effective tax rate of approximately 40% for the twelve months ended December 31, 2007. The adjusted pro forma effective tax rate assumes that the Company has adopted a conventional corporate tax structure and is taxed as a C Corporation in the U.S. at the prevailing corporate rate, that all deferred tax assets relating to foreign operations are fully realizable within that structure on a consolidated basis and that adjustments for deferred tax assets related to tax deductions for equity-based compensation awards are made directly to stockholders’ equity.

Dividend

On February 3, 2009 the Board of Directors of Evercore declared a quarterly dividend of $0.12 per share to be paid on March 13, 2009 to common stockholders of record on February 27, 2009.

Conference Call

Evercore will host a conference call to discuss its results for the fourth quarter and twelve months ended December 31, 2008 on Thursday, February 5, 2009, at 8:00 a.m. Eastern Standard Time with access available via the Internet and telephone. Investors and analysts may participate in the live conference call by dialing (800) 762-8779 (toll-free domestic) or (480) 248-5081 (international); passcode: 3967116. Please register at least 10 minutes before the conference call begins. A replay of the call will be available for one week via telephone starting approximately one hour after the call ends. The replay can be accessed at (800) 406-7325 (toll-free domestic) or (303) 590-3030 (international); passcode: 3967116. A live webcast of the conference call will be available on the Investor Relations section of Evercore’s Web site at www.evercore.com. The webcast will be archived on the Web site after the call.

About Evercore Partners

Evercore Partners is a leading investment banking boutique and investment management firm. Evercore’s Advisory business counsels its clients on mergers, acquisitions, divestitures, restructurings and other strategic transactions. Evercore’s Investment Management business comprises private equity investing, institutional asset management and wealth management. Evercore serves a diverse set of clients around the world from its offices in New York, San Francisco, London, Mexico City and Monterrey, Mexico. More information about Evercore can be found on the Company’s Web site at www.evercore.com.

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Investor Contact:	Robert B. Walsh
Chief Financial Officer, Evercore Partners
212-857-3100

Media Contact:	Kenny Juarez
The Abernathy MacGregor Group, for Evercore Partners
212-371-5999

Basis of Alternative Financial Statement Presentation

Adjusted pro forma results are a non-GAAP measure. Evercore believes that the disclosed adjusted pro forma measures and any adjustments thereto, when presented in conjunction with comparable U.S. GAAP measures, are useful to investors to compare Evercore’s results across several periods and better reflect what management views as ongoing operations. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. A reconciliation of U.S. GAAP results to adjusted pro forma results is presented in the tables included in Annex I.

Evercore’s revenues and net income can fluctuate materially depending on the number, size and timing of the completed transactions on which it advises, the number and size of Investment Management gains or losses and other factors. Accordingly, the revenues and net income in any particular quarter may not be indicative of future results. Evercore believes that annual results are the most meaningful.

Forward-Looking Statements

This discussion contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, which reflect our current views with respect to, among other things, Evercore’s operations and financial performance. In some cases, you can identify these forward-looking statements by the use of words such as “outlook”, “believes”, “expects”, “potential”, “continues”, “may”, “will”, “should”, “seeks”, “approximately”, “predicts”, “intends”, “plans”, “estimates”, “anticipates” or the negative version of these words or other comparable words. All statements other than statements of historical fact included in this presentation are forward-looking statements and are based on various underlying assumptions and expectations and are subject to known and unknown risks, uncertainties and assumptions, and may include projections of our future financial performance based on our growth strategies and anticipated trends in Evercore’s business. Accordingly, there are or will be important factors that could cause actual outcomes or results to differ materially from those indicated in these statements. Evercore believes these factors include, but are not limited to, those described under “Risk Factors” discussed in Evercore’s Annual Report on Form 10-K for the year ended December 31, 2007. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this discussion. In addition, new risks and uncertainties emerge from time to time, and it is not possible for Evercore to predict all risks and uncertainties, nor can Evercore assess the impact of all factors on our business or the extent to which any factor, or combination of factors, may cause actual results to differ materially from those contained in any forward-looking statements. Accordingly, you should not rely upon forward-looking statements as a prediction of actual results and Evercore does not assume any responsibility for the accuracy or completeness of any of these forward-looking statements. Evercore undertakes no obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

With respect to any securities offered by any private equity fund referenced herein, such securities have not been and will not be registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements.

ANNEX I

EVERCORE PARTNERS INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

THREE AND TWELVE MONTHS ENDED DECEMBER 31, 2008 AND 2007

(dollars in thousands, except per share data)

(UNAUDITED)

	Three Months Ended December 31,		Twelve Months Ended December 31,
	2008	2007	2008	2007
REVENUES
Advisory Revenue	$31,738	$87,824	$181,608	$295,751
Investment Management Revenue	775	4,347	9,440	20,158
Other Revenue	8,992	8,429	33,885	24,141

TOTAL REVENUES	41,505	100,600	224,933	340,050
Interest Expense (1)	8,269	6,808	30,278	18,451

NET REVENUES	33,236	93,792	194,655	321,599

EXPENSES
Employee Compensation and Benefits	34,585	57,751	146,663	299,327
Occupancy and Equipment Rental (2)	3,132	4,011	12,671	13,486
Professional Fees	4,427	9,309	16,173	28,691
Travel and Related Expenses (2)	2,840	2,176	10,139	8,803
Communications and Information Services	675	685	2,984	2,321
Depreciation and Amortization	1,025	4,126	4,189	17,421
Special Charges	—	—	4,132	—
Acquisition and Transition Related Costs	1,596	—	1,596	—
Other Operating Expenses (2)	1,477	1,483	5,492	6,485

TOTAL EXPENSES	49,757	79,541	204,039	376,534

INCOME (LOSS) BEFORE INCOME TAXES AND MINORITY INTEREST	(16,521)	14,251	(9,384)	(54,935)
Provision (Benefit) for Income Taxes	(3,463)	3,606	179	12,401
Minority Interest	(7,722)	7,507	(4,850)	(32,841)

NET INCOME (LOSS)	$(5,336)	$3,138	$(4,713)	$(34,495)

Net Income (Loss) Available to Holders of Shares of Class A Common Stock	$(5,336)	$3,138	$(4,713)	$(34,495)
Weighted Average Shares of Class A Common Stock Outstanding:
Basic	13,547	12,414	13,072	10,219
Diluted	13,547	12,669	13,072	10,219
Net Income (Loss) Per Share Available to Holders of Shares of Class A Common Stock:
Basic	$(0.39)	$0.25	$(0.36)	$(3.38)
Diluted	$(0.39)	$0.25	$(0.36)	$(3.38)

[1]	Includes interest expense on long-term debt and interest expense on short-term repurchase agreements.
[2]

The above reflects a reclassification of certain balances for prior periods to conform to the current presentation. These reclassifications include $297 and $811 for the three and twelve months ended December 31, 2007, respectively, of certain expenses from Other Operating Expenses to Occupancy and Equipment Rental and Travel and Related Expenses.

Adjusted Pro Forma Results and Adjusted Pro Forma Net Income (Loss) per Common Share

Evercore prepares its Condensed Consolidated Financial Statements using U.S. GAAP. In addition to analyzing the Company’s results on a U.S. GAAP basis, Management reviews the Company’s and Business Segments’ results on an adjusted pro forma basis, which is a non-GAAP financial measure. These measures should not be considered a substitute for, or superior to, measures of financial performance prepared in accordance with U.S. GAAP. The adjusted pro forma results reflect the following adjustments, which management believes are not reflective of ongoing operations, and therefore exclusion of these charges enhances understanding of the Company’s operating performance.

Exclusion of deferred consideration related to Braveheart acquisition. The former shareholders of Braveheart were issued $7.5 million of restricted stock in the first quarter of 2008 as additional deferred consideration pursuant to the Sale and Purchase Agreement associated with the Braveheart acquisition.

Special Charges. The Company has reflected $4.1 million of charges in 2008 as Special Charges in connection with employee severance, accelerated share-based vesting, facilities costs associated with the closing of the Los Angeles office and the write-off of certain capitalized costs associated with fundraising initiatives for ECP III. Evercore expects to realize cost savings in the future due to these changes.

Acquisition and Transition Related Costs. The Company has reflected $1.6 million of charges for the fourth quarter and twelve months ended December 31, 2008, as Acquisition and Transition Related Costs in relation to costs incurred in connection with acquisitions currently in process. This charge reflects the change in accounting for deal-related costs required by SFAS 141(R), which is effective January 1, 2009. Evercore has recognized all of the costs in the fourth quarter as contemplated by the transition provision of the new accounting standard.

Exclusion of compensation charges associated with the vesting of contingently vested Evercore LP partnership units and Stock-Based Awards. Evercore issued partnership units and stock-based awards which vest upon the occurrence of specified vesting events rather than merely the passage of time and continued service. In periods prior to the completion of the May 2007 follow-on offering we concluded that it was not probable that the vesting conditions would be achieved. Accordingly, we had not been accruing compensation expense relating to these unvested partnership units or stock-based awards. The completion of our May 2007 follow-on offering resulted in Messrs. Altman, Beutner and Aspe, and trusts benefiting their families and permitted transferees, collectively, ceasing to beneficially own at least 90% of the aggregate Evercore LP partnership units owned by them on the date of the internal reorganization, resulting in the vesting of certain partnership units and stock-based awards. The vesting of these awards resulted in a non-cash compensation expense that was the result of the successful completion of Evercore’s equity offering in May 2007, as well as an adjustment that was recognized in the fourth quarter of 2007 and a severance agreement recognized in the third quarter of 2007.

Exclusion of amortization of intangible assets acquired with Protego and Braveheart. The Protego acquisition was undertaken in contemplation of the IPO. The Braveheart acquisition occurred on December 19, 2006.

Vesting of unvested equity. Management believes that it is useful to provide the per-share effect associated with the vesting of previously granted but unvested equity, and thus the adjusted pro forma results reflect the vesting of all unvested event-based Evercore LP partnership units and stock-based awards. However, management has concluded that at the current time it is not probable that the conditions relating to the vesting of the remaining event-based unvested partnership units or stock-based awards will be achieved or satisfied.

The unaudited condensed consolidated adjusted pro forma financial information is included for informational purposes only and should not be relied upon as being indicative of Evercore’s results of operations or financial condition had the transactions contemplated in connection with the internal reorganization been completed on the dates assumed. The unaudited condensed consolidated adjusted pro forma financial information also does not project the results of operations or financial position for any future period or date.

EVERCORE PARTNERS INC.

CONDENSED CONSOLIDATED ADJUSTED PRO FORMA STATEMENT OF OPERATIONS

THREE MONTHS ENDED DECEMBER 31, 2008

(dollars in thousands, except per share data)

(UNAUDITED)

	Evercore Partners Inc. U.S. GAAP	Pro Forma Adjustments		Evercore Partners Inc. Adjusted Pro Forma
REVENUES
Advisory Revenue	$31,738	$—		$31,738
Investment Management Revenue	775	—		775
Other Revenue	8,992	(6,385	)(a)	2,607

TOTAL REVENUES	41,505	(6,385)		35,120
Interest Expense	8,269	(8,269	)(a)	—

NET REVENUES	33,236	1,884		35,120

EXPENSES
Employee Compensation and Benefits	34,585	—		34,585
Occupancy and Equipment Rental	3,132	—		3,132
Professional Fees	4,427	—		4,427
Travel and Related Expenses	2,840	—		2,840
Communications and Information Services	675	—		675
Depreciation and Amortization	1,025	(469	)(b)	556
Special Charges	—	—		—
Acquisition and Transition Related Costs	1,596	(1,596	)(c)	—
Other Operating Expenses	1,477	(136	)(d)	1,341

TOTAL EXPENSES	49,757	(2,201)		47,556

INCOME (LOSS) BEFORE INCOME TAXES, MINORITY INTEREST AND INTEREST EXPENSE ON LONG-TERM DEBT	(16,521)	4,085		(12,436)
Interest Expense on Long-term Debt	—	1,884	(a)	1,884

INCOME (LOSS) BEFORE INCOME TAXES AND MINORITY INTEREST	(16,521)	2,201		(14,320)
Provision (Benefit) for Income Taxes	(3,463)	(2,368	)(e)	(5,831)
Minority Interest	(7,722)	7,722	(d)	—

NET INCOME (LOSS)	$(5,336)	$(3,153)		$(8,489)

Adjusted Class A Common Stock Outstanding
Basic and Diluted Weighted Average Shares of Class A Common Stock Outstanding	11,940	—		11,940
Vested Partnership Units	—	15,146	(f)	15,146
Unvested Partnership Units	—	4,853	(f)	4,853
Vested Restricted Stock Units - Event Based	1,209	—		1,209
Unvested Restricted Stock Units - Event Based	—	800	(f)	800
Vested Restricted Stock Units - Service Based	398	—		398
Unvested Restricted Stock Units - Service Based	—	—		—
Unvested Restricted Stock - Service Based	—	—		—

Total Shares	13,547	20,799		34,346

Net Income (Loss) per Share:
Basic	$(0.39)			$(0.25)
Diluted	$(0.39)			$(0.25)

EVERCORE PARTNERS INC.

CONDENSED CONSOLIDATED ADJUSTED PRO FORMA STATEMENT OF OPERATIONS

THREE MONTHS ENDED DECEMBER 31, 2007

(dollars in thousands, except per share data)

(UNAUDITED)

	Evercore Partners Inc. U.S. GAAP	Pro Forma Adjustments		Evercore Partners Inc. Adjusted Pro Forma
REVENUES
Advisory Revenue	$87,824	$—		$87,824
Investment Management Revenue	4,347	—		4,347
Other Revenue	8,429	(6,808	)(a)	1,621

TOTAL REVENUES	100,600	(6,808)		93,792
Interest Expense	6,808	(6,808	)(a)	—

NET REVENUES	93,792	—		93,792

EXPENSES
Employee Compensation and Benefits	57,751	2,189	(g)	59,940
Occupancy and Equipment Rental	4,011	—		4,011
Professional Fees	9,309	—		9,309
Travel and Related Expenses	2,176	—		2,176
Communications and Information Services	685	—		685
Depreciation and Amortization	4,126	(3,481	)(b)	645
Special Charges	—	—		—
Acquisition and Transition Related Costs	—	—		—
Other Operating Expenses	1,483	—		1,483

TOTAL EXPENSES	79,541	(1,292)		78,249

INCOME BEFORE INCOME TAXES, MINORITY INTEREST AND INTEREST EXPENSE ON LONG-TERM DEBT	14,251	1,292		15,543
Interest Expense on Long-term Debt	—	—		—

INCOME BEFORE INCOME TAXES AND MINORITY INTEREST	14,251	1,292		15,543
Provision for Income Taxes	3,606	2,650	(e)	6,256
Minority Interest	7,507	(7,507	)(d)	—

NET INCOME	$3,138	$6,149		$9,287

Adjusted Class A Common Stock Outstanding
Basic and Diluted Weighted Average Shares of Class A Common Stock Outstanding	11,170	—		11,170
Vested Partnership Units	—	15,273	(f)	15,273
Unvested Partnership Units	77	4,776	(f)	4,853
Vested Restricted Stock Units - Event Based	1,244	—		1,244
Unvested Restricted Stock Units - Event Based	—	881	(f)	881
Vested Restricted Stock Units - Service Based	—	—		—
Unvested Restricted Stock Units - Service Based	69	—		69
Unvested Restricted Stock - Service Based	109	—		109

Total Shares	12,669	20,930		33,599

Net Income per Share:
Basic	$0.25			$0.28
Diluted	$0.25			$0.28

EVERCORE PARTNERS INC.

CONDENSED CONSOLIDATED ADJUSTED PRO FORMA STATEMENT OF OPERATIONS

TWELVE MONTHS ENDED DECEMBER 31, 2008

(dollars in thousands, except per share data)

(UNAUDITED)

	Evercore Partners Inc. U.S. GAAP	Pro Forma Adjustments		Evercore Partners Inc. Adjusted Pro Forma
REVENUES
Advisory Revenue	$181,608	$—		$181,608
Investment Management Revenue	9,440	—		9,440
Other Revenue	33,885	(27,724	)(a)	6,161

TOTAL REVENUES	224,933	(27,724)		197,209
Interest Expense	30,278	(30,278	)(a)	—

NET REVENUES	194,655	2,554		197,209

EXPENSES
Employee Compensation and Benefits	146,663	(7,452	)(h)	139,211
Occupancy and Equipment Rental	12,671	—		12,671
Professional Fees	16,173	—		16,173
Travel and Related Expenses	10,139	—		10,139
Communications and Information Services	2,984	—		2,984
Depreciation and Amortization	4,189	(1,884	)(b)	2,305
Special Charges	4,132	(4,132	)(i)	—
Acquisition and Transition Related Costs	1,596	(1,596	)(c)	—
Other Operating Expenses	5,492	(136	) (d)	5,356

TOTAL EXPENSES	204,039	(15,200)		188,839

INCOME (LOSS) BEFORE INCOME TAXES, MINORITY INTEREST AND INTEREST EXPENSE ON LONG-TERM DEBT	(9,384)	17,754		8,370
Interest Expense on Long-term Debt	—	2,554	(a)	2,554

INCOME (LOSS) BEFORE INCOME TAXES AND MINORITY INTEREST	(9,384)	15,200		5,816
Provision (Benefit) for Income Taxes	179	1,589	(e)	1,768
Minority Interest	(4,850)	4,850	(d)	—

NET INCOME (LOSS)	$(4,713)	$8,761		$4,048

Adjusted Class A Common Stock Outstanding
Basic and Diluted Weighted Average Shares of Class A Common Stock Outstanding	11,587	85	(f)	11,672
Vested Partnership Units	—	15,188	(f)	15,188
Unvested Partnership Units	—	4,853	(f)	4,853
Vested Restricted Stock Units - Event Based	1,211	(2	)(f)	1,209
Unvested Restricted Stock Units - Event Based	—	801	(f)	801
Vested Restricted Stock Units - Service Based	274	—		274
Unvested Restricted Stock Units - Service Based	—	36	(f)	36
Unvested Restricted Stock - Service Based	—	103	(f)	103

Total Shares	13,072	21,064		34,136

Net Income (Loss) per Share:
Basic	$(0.36)			$0.12
Diluted	$(0.36)			$0.12

EVERCORE PARTNERS INC.

CONDENSED CONSOLIDATED ADJUSTED PRO FORMA STATEMENT OF OPERATIONS

TWELVE MONTHS ENDED DECEMBER 31, 2007

(dollars in thousands, except per share data)

(UNAUDITED)

	Evercore Partners Inc. U.S. GAAP	Pro Forma Adjustments		Evercore Partners Inc. Adjusted Pro Forma
REVENUES
Advisory Revenue	$295,751	$—		$295,751
Investment Management Revenue	20,158	—		20,158
Other Revenue	24,141	(18,451	)(a)	5,690

TOTAL REVENUES	340,050	(18,451)		321,599
Interest Expense	18,451	(18,451	)(a)	—

NET REVENUES	321,599	—		321,599

EXPENSES
Employee Compensation and Benefits	299,327	(125,994	)(g)	173,333
Occupancy and Equipment Rental	13,486	—		13,486
Professional Fees	28,691	—		28,691
Travel and Related Expenses	8,803	—		8,803
Communications and Information Services	2,321	—		2,321
Depreciation and Amortization	17,421	(15,038	)(b)	2,383
Special Charges	—	—		—
Acquisition and Transition Related Costs	—	—		—
Other Operating Expenses	6,485	—		6,485

TOTAL EXPENSES	376,534	(141,032)		235,502

INCOME (LOSS) BEFORE INCOME TAXES, MINORITY INTEREST AND INTEREST EXPENSE ON LONG-TERM DEBT	(54,935)	141,032		86,097
Interest Expense on Long-term Debt	—	—		—

INCOME (LOSS) BEFORE INCOME TAXES AND MINORITY INTEREST	(54,935)	141,032		86,097
Provision for Income Taxes	12,401	22,253	(e)	34,654
Minority Interest	(32,841)	32,841	(d)	—

NET INCOME (LOSS)	$(34,495)	$85,938		$51,443

Adjusted Class A Common Stock Outstanding
Basic and Diluted Weighted Average Shares of Class A Common Stock Outstanding	9,354	41	(f)	9,395
Vested Partnership Units	—	16,433	(f)	16,433
Unvested Partnership Units	—	4,853	(f)	4,853
Vested Restricted Stock Units - Event Based	865	379	(f)	1,244
Unvested Restricted Stock Units - Event Based	—	881	(f)	881
Vested Restricted Stock Units - Service Based	—	78	(f)	78
Unvested Restricted Stock Units - Service Based	—	51	(f)	51
Unvested Restricted Stock - Service Based	—	7	(f)	7

Total Shares	10,219	22,723		32,942

Net Income (Loss) per Share:
Basic	$(3.38)			$1.56
Diluted	$(3.38)			$1.56

EVERCORE PARTNERS INC.

ADJUSTED PRO FORMA SEGMENT RECONCILIATION TO U.S. GAAP

THREE MONTHS ENDED DECEMBER 31, 2008 AND 2007

(dollars in thousands)

(UNAUDITED)

	Three Months Ended December 31, 2008
	Adjusted Pro Forma Basis		Adjustments		U.S. GAAP Basis
	Advisory	Investment Management			Consolidated Results
REVENUES
Advisory Revenue	$31,738	$—	$—		$31,738
Investment Management Revenue	—	775	—		775
Other Revenue	2,440	167	6,385	(a)	8,992

TOTAL REVENUES	34,178	942	6,385		41,505
Interest Expense	—	—	8,269	(a)	8,269

NET REVENUES	34,178	942	(1,884)		33,236

EXPENSES
Employee Compensation and Benefits	26,030	8,555	—		34,585
Non-compensation Costs	10,698	2,273	2,201	(b)(c)(d)	15,172

TOTAL EXPENSES	36,728	10,828	2,201		49,757

Income (Loss) Before Income Taxes, Minority Interest and Interest Expense on Long-term Debt	(2,550)	(9,886)	(4,085)		(16,521)
Interest Expense on Long-term Debt	—	1,884	(1,884	)(a)	—

Income (Loss) Before Income Taxes and Minority Interest	$(2,550)	$(11,770)	$(2,201)		$(16,521)

	Three Months Ended December 31, 2007
	Adjusted Pro Forma Basis		Adjustments		U.S. GAAP Basis
	Advisory	Investment Management			Consolidated Results
REVENUES
Advisory Revenue	$87,824	$—	$—		$87,824
Investment Management Revenue	—	4,347	—		4,347
Other Revenue	728	893	6,808	(a)	8,429

TOTAL REVENUES	88,552	5,240	6,808		100,600

Interest Expense	—	—	6,808	(a)	6,808

NET REVENUES	88,552	5,240	—		93,792

EXPENSES
Employee Compensation and Benefits	48,446	11,494	(2,189	)(g)	57,751
Non-compensation Costs	13,513	4,796	3,481	(b)	21,790

TOTAL EXPENSES	61,959	16,290	1,292		79,541

Income (Loss) Before Income Taxes, Minority Interest and Interest Expense on Long-term Debt	26,593	(11,050)	(1,292)		14,251
Interest Expense on Long-term Debt	—	—	—		—

Income (Loss) Before Income Taxes and Minority Interest	$26,593	$(11,050)	$(1,292)		$14,251

EVERCORE PARTNERS INC.

ADJUSTED PRO FORMA SEGMENT RECONCILIATION TO U.S. GAAP

TWELVE MONTHS ENDED DECEMBER 31, 2008 AND 2007

(dollars in thousands)

(UNAUDITED)

	Twelve Months Ended December 31, 2008
	Adjusted Pro Forma Basis		Adjustments		U.S. GAAP Basis
	Advisory	Investment Management			Consolidated Results
REVENUES
Advisory Revenue	$181,608	$—	$—		$181,608
Investment Management Revenue	—	9,440	—		9,440
Other Revenue	5,020	1,141	27,724	(a)	33,885

TOTAL REVENUES	186,628	10,581	27,724		224,933
Interest Expense	—	—	30,278	(a)	30,278

NET REVENUES	186,628	10,581	(2,554)		194,655

EXPENSES
Employee Compensation and Benefits	116,433	22,778	7,452	(h)	146,663
Non-compensation Costs	40,664	8,964	7,748	(b)(i)(c)(d)	57,376

TOTAL EXPENSES	157,097	31,742	15,200		204,039

Income (Loss) Before Income Taxes, Minority Interest and Interest Expense on Long-term Debt	29,531	(21,161)	(17,754)		(9,384)
Interest Expense on Long-term Debt	—	2,554	(2,554	)(a)	—

Income (Loss) Before Income Taxes and Minority Interest	$29,531	$(23,715)	$(15,200)		$(9,384)

	Twelve Months Ended December 31, 2007
	Adjusted Pro Forma Basis		Adjustments		U.S. GAAP Basis
	Advisory	Investment Management			Consolidated Results
REVENUES
Advisory Revenue	$295,751	$—	$—		$295,751
Investment Management Revenue	—	20,158	—		20,158
Other Revenue	3,959	1,731	18,451	(a)	24,141

TOTAL REVENUES	299,710	21,889	18,451		340,050
Interest Expense	—	—	18,451	(a)	18,451

NET REVENUES	299,710	21,889	—		321,599

EXPENSES
Employee Compensation and Benefits	147,077	26,256	125,994	(g)	299,327
Non-compensation Costs	46,127	16,042	15,038	(b)	77,207

TOTAL EXPENSES	193,204	42,298	141,032		376,534

Income (Loss) Before Income Taxes, Minority Interest and Interest Expense on Long-term Debt	106,506	(20,409)	(141,032)		(54,935)
Interest Expense on Long-term Debt	—	—	—		—

Income (Loss) Before Income Taxes and Minority Interest	$106,506	$(20,409)	$(141,032)		$(54,935)

Notes to Unaudited Condensed Consolidated Adjusted Pro Forma Statements of Operations

(a)	Adjusted Pro Forma segment information classifies interest expense on short-term repurchase agreements within the Investment Management segment as Other Revenue, net, whereas U.S. GAAP results reflect this in Interest Expense. Interest Expense on Long-term Debt is presented as a separate line on a segment basis and is included in Interest Expense on a U.S. GAAP Basis.

(b)	Reflects expenses associated with amortization of intangible assets acquired in the Protego and Braveheart acquisitions.

(c)	The Company has reflected $1.6 million of charges for the fourth quarter and twelve months ended December 31, 2008, as Acquisition and Transition Related Costs in relation to costs incurred in connection with acquisitions currently in process. This charge reflects the change in accounting for deal-related costs required by SFAS 141(R), which is effective January 1, 2009. Evercore has recognized all of the costs in the fourth quarter as contemplated by the transition provision of the new accounting standard.

(d)	Reflects adjustment to eliminate minority interest related to all Evercore LP partnership units which are assumed to be converted to Class A common stock.

(e)	Evercore is organized as a series of Limited Liability Companies, Partnerships and a Public Corporation and therefore, not all of the Company’s income is subject to corporate level taxes. As a result, an adjustment has been made to increase Evercore’s effective tax rate to approximately 40% for the three months ended December 31, 2008, and increase the effective tax rate to 30% for the twelve months ended December 31, 2008. The effect of these adjustments increased the effective tax rate to 40% for both the three and twelve months ended December 31, 2007. These adjustments assume that the Company has adopted a conventional corporate tax structure and is taxed as a C Corporation in the U.S. at the prevailing corporate rate, that all deferred tax assets relating to foreign operations are fully realizable within that structure on a consolidated basis and that adjustments for deferred tax assets related to tax deductions for equity-based compensation awards are made directly to stockholders’ equity.

(f)	Assumes the vesting of all LP partnership units and restricted stock unit event-based awards and reflects on a weighted average basis, the dilution of unvested service-based awards. In the computation of outstanding common stock equivalents for U.S. GAAP net income per share, the unvested Evercore LP partnership units and event-based restricted stock units are excluded from the calculation.

(g)	Adjustment for reduction of compensation associated with event-based vesting of stock-based awards related to the follow-on offering ($123.8 million), as well as a severance agreement recognized in the third quarter of 2007 ($2.2 million).

(h)	Reflects an adjustment for a reduction of $7.5 million of compensation expense associated with the issuance of restricted stock to the former shareholders of Braveheart in the first quarter of 2008 as additional deferred consideration pursuant to the Sale and Purchase Agreement associated with the Braveheart acquisition.

(i)	The Company has reflected $4.1 million of charges in 2008, as Special Charges in connection with the write-off of certain capitalized costs associated with ECP III fund raising initiatives, employee severance, accelerated share-based vesting and facilities costs associated with the closing of the Los Angeles office.